                                                                    EXHIBIT 99.1

(PRINCETON NATIONAL BANCORP, INC. LOGO)

      PRINCETON NATIONAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS, A STOCK
                      REPURCHASE PROGRAM AND AN INCREASE IN THE DIVIDEND OF 4.2%

PRINCETON, Illinois - April 25, 2006 - Princeton National Bancorp, Inc. (NASDAQ:
PNBC)

Tony J. Sorcic, President & CEO, announced today, "The Board of Directors of Princeton National Bancorp, Inc. approved a 100,000 share, or approximately 2.95%, stock repurchase program. Under the plan, the Company will repurchase up to 100,000 shares of its outstanding shares of common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares. The Company currently has 3,394,794 outstanding shares of common stock. Since 1997, the Company has repurchased a total of 1,234,271 shares through stock repurchase programs."

Sorcic continued, "The Board of Directors of Princeton National Bancorp, Inc. voted to increase the dividend 4.2% to $.25 per share payable May 25, 2006 to those shareholders of record as of May 5, 2006. This is the ninth increase in the dividend in the last twelve quarters and the Company's 85th consecutive dividend. The stock price reached a high of $34.48 during the first quarter and closed at $33.10 on March 31, 2006. The March 31, 2006 closing stock price represents a 10.3% increase from the March 31, 2005 closing price of $30.00."

Sorcic concluded, "The construction of the Aurora office continued throughout the first quarter of 2006 and the facility is scheduled to open May 1. The staff for the Aurora office was hired during the first quarter in anticipation of the opening of the office. Although the hiring of the Aurora staff created additional compensation expense, the long-term benefits of having a fully-trained staff on board when the facility opens outweigh the short-term negative impact of the additional salary expense."

Net income for the first quarter of 2006 was $1,650,000, diluted earnings per share totaled $.49 and the Return on Average Equity was 10.54%. Net income for the first quarter of 2005 was $1,708,000, diluted earnings per share totaled $.55 and the Return on Average Equity was 13.24%. Impacting net income for the first quarter of 2006 was the salary expense incurred for the Aurora staff and continued start-up expenses relating to the Plano office. Although these expenses negatively impacted net income in the first quarter, they have positioned the Company to take advantage of long-term opportunities. Additionally, the net interest margin continues to be negatively impacted by the flat yield curve. The net interest margin for the first quarter was 3.52%, a decrease of 42 basis points from the first quarter of 2005 and 2 basis points from the fourth quarter of 2005.

Total non-interest income for the quarter of $2,499,000 rose 33.3% from $1,875,000 in the first quarter of 2005. For the twenty-third consecutive quarter, the Company's annualized non-interest income equaled or exceeded 1% of average assets.

Total assets at March 31, 2006 were $928.5 million, a $267 million increase from March 31, 2005 and a $16.8 million decrease from December 31, 2005. Total loans as of March 31, 2006 were $566.9 million, an increase of $143.7 million from March 31, 2005. Net loan growth of $29,751,000 and the addition of the Somonauk loan portfolio of $113,966,000 both contributed to these results. During the first quarter of 2006, the Subsidiary Bank sold $16.5 million in mortgage loans (primarily adjustable-rate) into the secondary market, realizing a gain of $55,000 after tax. The sale of these loans will add liquidity to the Company's balance sheet to fund future commercial loans at higher yields, which should positively impact the net interest margin. The loans sold were added to the Company's mortgage loan servicing portfolio, which now exceeds $338 million, and provides the Corporation with another source of fee income.

Total deposits ended the quarter at $815.8 million (including repurchase agreements), a $223.3 million increase from March 31, 2005 and a $12.2 million decrease from December 31, 2005. In comparing total deposits to March 31, 2005, the Company attracted new core deposits totaling $30,501,000 and added $192,792,000 from the acquisition of Somonauk. This increase in deposits occurred in checking, time deposit, money market accounts and repurchase agreements.

Princeton National Bancorp, Inc. is a $928.5 million community bank with strategic locations throughout northern Illinois. The Company is well-positioned in the high growth counties of Kendall, Kane, Grundy, DeKalb, LaSalle plus Bureau and Marshall. Communities include: Aurora, DePue, Genoa, Hampshire, Huntley, Millbrook, Minooka, Newark, Oglesby, Peru, Plano, Princeton, Sandwich, Somonauk, and Spring Valley. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

Inquiries should be   Lou Ann Birkey, Vice President - Investor Relations,
directed to:          Princeton National Bancorp, Inc. (815) 875-4444,
                      E-Mail address: pnbc@citizens1st.com

                    (PRINCETON NATIONAL BANCORP, INC. LOGO)

                           CONSOLIDATED BALANCE SHEETS

                                                              March 31,
                                                                2006      December 31,
(dollars in thousands, except share data)                   (unaudited)       2005
                                                            -----------   ------------
ASSETS
Cash and due from banks                                     $   14,449     $   23,635
Interest-bearing deposits with financial institutions              153            110
Federal funds sold                                               7,400              0
                                                            ----------     ----------
   Total cash and cash equivalents                              22,002         23,745
Loans held for sale, at lower of cost or market                  3,526          2,587
Investment securities available-for-sale, at fair value        221,262        235,371
Investment securities held-to-maturity, at amortized cost       16,376         16,115
                                                            ----------     ----------
   Total investment securities                                 237,638        251,486
Loans, net of unearned interest                                566,906        581,724
Allowance for loan losses                                       (3,010)        (3,109)
                                                            ----------     ----------
   Net loans                                                   563,896        578,615
Premises and equipment, net                                     27,385         26,412
Bank-owned life insurance                                       20,765         20,434
Interest receivable                                              7,419          8,714
Goodwill, net of accumulated amortization                       22,673         22,665
Intangible assets, net of accumulated amortization               6,613          6,843
Other real estate owned                                            467            468
Other assets                                                    16,081          3,294
                                                            ----------     ----------
   TOTAL ASSETS                                             $  928,465     $  945,263
                                                            ==========     ==========

LIABILITIES
Demand deposits                                             $   96,445     $  103,622
Interest-bearing demand deposits                               200,321        222,675
Savings deposits                                               116,277        109,491
Time deposits                                                  374,997        362,770
                                                            ----------     ----------
   Total deposits                                              788,040        798,558
Customer repurchase agreements                                  27,738         29,375
Advances from the Federal Home Loan Bank                         8,352          8,346
Interest-bearing demand notes issued to the U.S. Treasury          176          2,154
Federal funds purchased                                              0          1,000
Trust Preferred securities                                      25,000         25,000
Note payable                                                     6,650          6,700
                                                            ----------     ----------
   Total borrowings                                             67,916         72,575
Other liabilities                                                8,114         10,986
                                                            ----------     ----------
   Total liabilities                                           864,070        882,119
                                                            ----------     ----------

STOCKHOLDERS' EQUITY
Common stock                                                    22,392         22,392
Surplus                                                         17,849         16,968
Retained earnings                                               46,151         45,786
Accumulated other comprehensive income (loss), net of tax       (1,381)          (482)
Less: Treasury stock                                           (20,616)       (21,520)
                                                            ----------     ----------
   Total stockholders' equity                                   64,395         63,144
                                                            ----------     ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $  928,465     $  945,263
                                                            ==========     ==========

CAPITAL STATISTICS (UNAUDITED)
YTD average equity to average assets                              6.82%          7.21%
Tier 1 leverage capital ratio                                     6.80%          6.46%
Tier 1 risk-based capital ratio                                   9.61%          9.26%
Total risk-based capital ratio                                   10.09%          9.76%
Book value per share                                        $    18.97     $    18.87
Closing market price per share                              $    33.10     $    33.25
End of period shares outstanding                             3,394,794      3,346,443
End of period treasury shares outstanding                    1,083,502      1,131,853

                    (PRINCETON NATIONAL BANCORP, INC. LOGO)

CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED)

                                                             THREE MONTHS    THREE MONTHS    THREE MONTHS    THREE MONTHS
                                                                ENDED           ENDED           ENDED           ENDED
(dollars in thousands, except share data)                   Mar. 31, 2006   Dec. 31, 2005   Mar. 31, 2005   Dec. 31, 2004
                                                            -------------   -------------   -------------   -------------
INTEREST INCOME
Interest and fees on loans                                   $    9,744      $    9,730      $    6,291      $    6,104
Interest and dividends on investment securities                   2,551           2,607           1,705           1,598
Interest on federal funds sold                                       14              45               1              22
Interest on interest-bearing time deposits in other banks             4              24               1              18
                                                             ----------      ----------      ----------      ----------
   Total Interest Income                                         12,313          12,406           7,998           7,742
                                                             ----------      ----------      ----------      ----------
INTEREST EXPENSE
Interest on deposits                                              4,854           4,689           2,441           2,318
Interest on borrowings                                              930             867             182             153
                                                             ----------      ----------      ----------      ----------
   Total Interest Expense                                         5,784           5,556           2,623           2,471
                                                             ----------      ----------      ----------      ----------
NET INTEREST INCOME                                               6,529           6,850           5,375           5,271
Provision for loan losses                                            10               0               0               0
                                                             ----------      ----------      ----------      ----------
NET INTEREST INCOME AFTER PROVISION                               6,519           6,850           5,375           5,271
                                                             ----------      ----------      ----------      ----------
NON-INTEREST INCOME
Trust & farm management fees                                        405             409             397             406
Service charges on deposit accounts                                 997           1,032             708             772
Other service charges                                               390             454             262             288
Gain on sales of securities available-for-sale                       60              39              20              34
Gain on sale of loans                                                90              63               0               0
Brokerage fee income                                                144             193             160              94
Mortgage banking income                                             186             253             131             155
Bank-owned life insurance                                           186             160             139             135
Other operating income                                               41              31              58              22
                                                             ----------      ----------      ----------      ----------
   Total Non-Interest Income                                      2,499           2,634           1,875           1,906
                                                             ----------      ----------      ----------      ----------
NON-INTEREST EXPENSE
Salaries and employee benefits                                    4,032           3,792           2,954           2,901
Occupancy                                                           471             453             342             350
Equipment expense                                                   705             706             465             465
Federal insurance assessments                                        79              65              58              55
Intangible assets amortization                                      163             139              52              52
Data processing                                                     305             265             194             191
Advertising                                                         195             234             156             220
Other operating expense                                           1,132           1,102             776             759
                                                             ----------      ----------      ----------      ----------
   Total Non-Interest Expense                                     7,082           6,756           4,997           4,993
                                                             ----------      ----------      ----------      ----------
INCOME BEFORE INCOME TAXES                                        1,936           2,728           2,253           2,184
Income tax expense                                                  286             593             545             495
                                                             ----------      ----------      ----------      ----------
NET INCOME                                                   $    1,650      $    2,135      $    1,708      $    1,689
                                                             ==========      ==========      ==========      ==========
NET INCOME PER SHARE:
   BASIC                                                     $     0.49      $     0.64      $     0.56      $     0.55
   DILUTED                                                   $     0.49      $     0.63      $     0.55      $     0.55
Basic weighted average shares outstanding                     3,362,332       3,352,420       3,055,021       3,060,661
Diluted weighted average shares outstanding                   3,385,248       3,384,678       3,081,018       3,088,172

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                           0.72%           0.90%           1.06%           1.05%
Return on average equity                                          10.54%          13.64%          13.24%          12.99%
Net interest margin (tax-equivalent)                               3.52%           3.54%           3.94%           3.86%
Efficiency ratio (tax-equivalent)                                 73.32%          66.70%          65.24%          65.90%

ASSET QUALITY
Net loan charge-offs                                         $      109      $      139      $       11      $       19
Total non-performing loans                                   $    4,519      $    3,825      $    2,005      $      328
Non-performing loans as a % of total loans                         0.80%           0.66%           0.47%           0.08%